Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

To the Board of Directors INNO HOLDINGS INC

We here consent to the incorporation by reference in this Registration Statement on Form S-8 of INNO HOLDINGS INC. and its subsidiary (the “Company”) on Form 10-K of our report dated January 16, 2024 with respect to our audit of the Company’s consolidated financial statements as of and for the year ended September 30, 2023.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ TAAD LLP

Diamond Bar, California

July 9, 2025